UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 1, 2025
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Cactus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38390	35-2586106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300
Houston, Texas 77024
(Address of principal executive offices)
(Zip Code)

(713) 626-8800
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	WHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended ABL Credit Facility

On December 1, 2025, Cactus Companies, LLC (“Cactus Companies”), a subsidiary of Cactus Inc., entered into an amendment (the “ABL Credit Facility Amendment”) to its Amended and Restated Credit Agreement originally entered into on February 28, 2023 (as amended prior to the ABL Credit Facility Amendment, the “ABL Credit Facility”), by and among Cactus Companies, as borrower, certain subsidiaries of Cactus Companies from time to time party thereto, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as lender, administrative agent, issuing bank and swingline lender. The ABL Credit Facility Amendment established a delayed draw term loan facility (the “Term Loan Facility”) in an aggregate principal amount of up to the lesser of $100.0 million and 85% of the aggregate appraised value of the machinery and equipment owned by Cactus Companies and its subsidiaries that guarantee the obligations under the ABL Credit Facility (including the Term Loan Facility and the existing revolving credit facility). Cactus Companies may make up to two draws under the Term Loan Facility during the six months after the closing of the ABL Credit Facility Amendment, subject to certain conditions. The proceeds of the Term Loan Facility may be used (a) to partially finance the acquisition of limited liability company membership interests in Baker Hughes Pressure Control LLC and related fees and expenses and (b) for other uses related to Baker Hughes Pressure Control LLC allowed by the Term Loan Facility. The Term Loan Facility was undrawn at closing. Any amounts drawn under the Term Loan Facility will mature on the three-year anniversary of the first funding of a loan under the Term Loan Facility.

Borrowings under the Term Loan Facility will bear interest at Cactus Companies’ option at any of (i) the Alternate Base Rate (as defined therein) (“ABR”), (ii) the Adjusted Term SOFR Rate (as defined therein) (“Term Benchmark”) or (iii) Adjusted Daily Simple SOFR (as defined therein) (“RFR”), plus, in each case, an applicable margin. The applicable margin for term loan borrowings is 2.50% per annum for ABR borrowings and 3.50% per annum for Term Benchmark and RFR borrowings. The unused portion of the Term Loan Facility is subject to an unused line fee at a rate of 0.05% per month. The Term Loan Facility is required to be repaid quarterly based on a percentage of the total amount of term loans borrowed, starting no earlier than April 1, 2026, as more fully set forth in the amortization schedule in the ABL Credit Facility Amendment. The Term Loan Facility can be prepaid without the payment of any prepayment premium (other than customary breakage costs for Term Benchmark borrowings). Commencing with the fiscal year ending December 31, 2027, the Term Loan Facility will require Cactus Companies to make prepayments with Excess Cash Flow (as defined therein). The ABL Credit Facility Amendment revised the ABL Credit Facility to require Cactus Companies to maintain a leverage ratio no greater than 2.50 to 1.00 based on the ratio of Total Indebtedness (as defined therein) to EBITDA (as defined therein) until the Term Loan Facility is paid in full. Until the Term Loan Facility is repaid or terminated without being drawn, the collateral for the ABL Credit Facility was expanded to include certain equipment and intellectual property of Cactus Companies and its subsidiaries that are guarantors.

The ABL Credit Facility Amendment also extended the maturity date of the lenders’ commitments to make revolving loans under the ABL Credit Facility from July 26, 2027 to December 1, 2030.

The foregoing description of the ABL Credit Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the ABL Credit Facility Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*
Third Amendment, dated December 1, 2025, to the Amended and Restated Credit Agreement among Cactus Companies, LLC, as borrower, certain subsidiaries of Cactus Companies, LLC, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, an issuing bank and swingline lender

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* All or certain of the exhibits and annexes to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the registrant may request confidential treatment of omitted items.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cactus, Inc.

December 2, 2025	By:	/s/ Jay A. Nutt
Date	Name:	Jay A. Nutt
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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